Exhibit 99.1
Segment Information and Regulation G Reconciliation
Dollars in thousands
Fifty Three Weeks Ended June 20, 2009

					EBITDA	Identical	Sales per
		Depreciation			as % of	Store	Square
	Segment Income	and Amortization	EBITDA	Sales	Sales	Sales	Foot
Fresh	$152,159	$89,305	$241,464	$4,743,157	5.09%	0.5%	$465
Price Impact	(1,635)	99,120	97,485	4,098,268	2.38%	-0.8%	532
Gourmet	25,570	9,837	35,407	282,120	12.55%	2.9%	850
Other	2,443	3,814	6,257	260,219	2.40%	11.1%	633

Total	$178,537	$202,076	$380,613	$9,383,764	4.06%

Corporate			(70,780)
Reconciling items			(101,794)

Total A&P EBITDA			$208,039

Fiscal Year Ended February 28, 2009

					EBITDA	Identical	Sales per
		Depreciation			as % of	Store	Square
	Segment Income	and Amortization	EBITDA	Sales	Sales	Sales	Foot
Fresh	$147,109	$91,664	$238,773	$4,818,250	4.96%	1.1%	$470
Price Impact	20,520	98,724	119,244	4,161,234	2.87%	0.8%	538
Gourmet	24,866	10,119	34,985	281,767	12.42%	7.2%	849
Other	2,184	3,722	5,906	254,935	2.32%	19.7%	609

Total	$194,679	$204,229	$398,908	$9,516,186	4.19%

Corporate			(72,921)
Reconciling items			(111,782)

Total A&P EBITDA			$214,205

Fiscal Year Ended February 23, 2008

					EBITDA	Identical	Sales per
		Depreciation			as % of	Store	Square
	Segment Income	and Amortization	EBITDA	Sales	Sales	Sales	Foot
Fresh	$77,441	$99,566	$177,007	$4,840,057	3.66%	2.1%	$457
Price Impact	20,819	18,424	39,243	1,065,894	3.68%	0.7%	534
Gourmet	16,613	9,876	26,489	257,551	10.28%	2.4%	791
Other	(2,931)	4,378	1,447	231,836	0.62%	15.4%	500

Total	$111,942	$132,244	$244,186	$6,395,338	3.82%

Corporate			(84,755)
Reconciling items			(20,519)

Total A&P EBITDA			$138,912

Fiscal Year Ended February 24, 2007

					EBITDA	Identical	Sales per
		Depreciation			as % of	Store	Square
	Segment Income	and Amortization	EBITDA	Sales	Sales	Sales	Foot
Fresh	$84,345	$93,176	$177,521	$4,745,050	3.74%	0.4%	$452
Price Impact	(404)	2,877	2,473	145,412	1.70%	0.4%	530
Gourmet	15,141	8,490	23,631	248,880	9.49%	2.6%	766
Other	(9,400)	3,387	(6,013)	212,189	-2.83%	2.9%	439

Total	$89,682	$107,930	$197,612	$5,351,531	3.69%

Corporate			(94,884)
Reconciling items			18,864

Total A&P EBITDA			$121,592